EXHIBIT 4(a)(xiv)
                                                            Form Lease
                                                               N7___UW


                              LEASE AGREEMENT

                    (US Airways, Inc. Trust No. N7__UW)

                                Dated as of

                             ________ __, 199_

                                  Between

                FIRST SECURITY BANK, NATIONAL ASSOCIATION,
            Not in its individual capacity except as expressly
               provided herein, but solely as Owner Trustee,

                                   Lessor

                                    and

                             US AIRWAYS, INC.,

                                   Lessee

                      One Airbus Model A319 Aircraft



 As set forth in Section 21 hereof, Lessor has assigned to the Indenture Trustee (as defined herein) certain of its right, title and interest in and to this Lease. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.



                    TABLE OF CONTENTS TO LEASE AGREEMENT

 SECTION 1.    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . .  1

 SECTION 2.    ACCEPTANCE AND LEASE . . . . . . . . . . . . . . . . . . .  1

 SECTION 3.    TERM AND RENT  . . . . . . . . . . . . . . . . . . . . . .  1
               (a)  Basic Term  . . . . . . . . . . . . . . . . . . . . .  1
               (b)  Basic Rent  . . . . . . . . . . . . . . . . . . . . .  1
               (c)  Adjustments to Basic Rent . . . . . . . . . . . . . .  2
               (d)  Supplemental Rent . . . . . . . . . . . . . . . . . .  3
               (e)  Payments in General . . . . . . . . . . . . . . . . .  4
               (f)  Business Day Convention . . . . . . . . . . . . . . .  5
 SECTION 4.    DISCLAIMER; LESSOR'S REPRESENTATIONS, WARRANTIES
               AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .  5
               (a)  Disclaimer  . . . . . . . . . . . . . . . . . . . . .  5
               (b)  Representations, Warranties and Covenants of
                      First Security Bank . . . . . . . . . . . . . . . .  6
               (c)  Lessor's Covenants  . . . . . . . . . . . . . . . . .  6
               (d)  Manufacturer's Warranties . . . . . . . . . . . . . .  7
 SECTION 5.    RETURN OF THE AIRCRAFT.  . . . . . . . . . . . . . . . . .  7
               (a)  Condition Upon Return . . . . . . . . . . . . . . . .  7
               (b)  Storage and Related Matters . . . . . . . . . . . . .  7
               (c)  Return of Other Engines . . . . . . . . . . . . . . .  8
               (d)  Obligations Continue Until Return . . . . . . . . . .  8
 SECTION 6.    LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . .  8
 SECTION 7.    REGISTRATION, MAINTENANCE, OPERATION AND REGISTRATION;
               POSSESSION AND SUBLEASES; INSIGNIA . . . . . . . . . . . .  9
               (a)  Registration, Maintenance, Operation and
                    Registration  . . . . . . . . . . . . . . . . . . . .  9
                    (1)  Registration and Maintenance . . . . . . . . . .  9
                    (2)  Operation  . . . . . . . . . . . . . . . . . . . 10
                    (3)  Reregistration . . . . . . . . . . . . . . . . . 11
               (b)  Possession and Subleases  . . . . . . . . . . . . . . 11
               (c)  Insignia  . . . . . . . . . . . . . . . . . . . . . . 16
 SECTION 8.    REPLACEMENT AND POOLING OF PARTS; ALTERATIONS,
               MODIFICATIONS
 AND ADDITIONS  . . . . . . . . . . . . . . . 17
               (a)  Replacement of Parts  . . . . . . . . . . . . . . . . 17
               (b)  Pooling of Parts  . . . . . . . . . . . . . . . . . . 18
               (c)  Alterations, Modifications and Additions. . . . . . . 19
               (d)  Certain Matters Regarding Passenger Convenience
                      Equipment . . . . . . . . . . . . . . . . . . . . . 20
 SECTION 9.    VOLUNTARY TERMINATION  . . . . . . . . . . . . . . . . . . 20
               (a)  Termination Event . . . . . . . . . . . . . . . . . . 20
               (b)  Optional Sale of the Aircraft . . . . . . . . . . . . 21
               (c)  Termination as to Engines . . . . . . . . . . . . . . 23
               (d)  Special Purchase Options  . . . . . . . . . . . . . . 24
 SECTION 10.   LOSS, DESTRUCTION, REQUISITION, ETC.   . . . . . . . . . . 25
               (a)  Event of Loss with Respect to the Aircraft  . . . . . 25
               (b)  Event of Loss with Respect to an Engine . . . . . . . 27
               (c)  Application of Payments from Governmental
                      Authorities for Requisition of Title, etc.  . . . . 28
               (d)  Requisition for Use of the Aircraft by the
                      United States Government or the Government
                      of Registry of the Aircraft . . . . . . . . . . . . 29
               (e)  Requisition for Use of an Engine by the
                      United States Government or the Government
                      of Registry of the Aircraft . . . . . . . . . . . . 30
               (f)  Application of Payments During Existence of
                      Event of Default  . . . . . . . . . . . . . . . . . 30
 SECTION 11.   INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . 31
               (a)  Lessee's Obligation to Insure . . . . . . . . . . . . 31
               (b)  Additional Insurance by Lessor and Lessee . . . . . . 31
               (c)  Indemnification by Government in Lieu of
                      Insurance . . . . . . . . . . . . . . . . . . . . . 31
               (d)  Application of Payments During Existence of
                      an Event of Default . . . . . . . . . . . . . . . . 31
 SECTION 12.   INSPECTION . . . . . . . . . . . . . . . . . . . . . . . . 32
 SECTION 13.   ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . 33
 SECTION 14.   EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . 34
 SECTION 15.   REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . 36
 SECTION 16.   LESSEE'S COOPERATION CONCERNING CERTAIN MATTERS;
               DELIVERY OF FINANCIAL STATEMENTS . . . . . . . . . . . . . 40
 SECTION 17.   NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . 41
 SECTION 18.   NO SET-OFF, COUNTERCLAIM, ETC. . . . . . . . . . . . . . . 42
 SECTION 19.   RENEWAL OPTIONS; PURCHASE OPTIONS; VALUATION . . . . . . . 43
               (a)  Renewal Options . . . . . . . . . . . . . . . . . . . 43
                    (1)  Fixed Renewal Term . . . . . . . . . . . . . . . 43
                    (2)  Fair Market Renewal Term . . . . . . . . . . . . 43
                    (3)  Waiver . . . . . . . . . . . . . . . . . . . . . 43
                    (4)  Conditions Precedent, Payment of Basic Rent  . . 44
                    (5)  Termination Value  . . . . . . . . . . . . . . . 44
               (b)  Purchase Options  . . . . . . . . . . . . . . . . . . 44
               (c)  Valuation . . . . . . . . . . . . . . . . . . . . . . 45
 SECTION 20.   BURDENSOME PURCHASE OPTION . . . . . . . . . . . . . . . . 47
 SECTION 21.   SECURITY FOR LESSOR'S OBLIGATION TO HOLDERS OF
               EQUIPMENT NOTES  . . . . . . . . . . . . . . . . . . . . . 48
 SECTION 22.   LESSOR'S RIGHT TO PERFORM FOR LESSEE . . . . . . . . . . . 48
 SECTION 23.   INVESTMENT OF SECURITY FUNDS; LIABILITY OF LESSOR
               LIMITED  . . . . . . . . . . . . . . . . . . . . . . . . . 49
               (a)  Investment of Security Funds  . . . . . . . . . . . . 49
               (b)  Liability of Lessor Limited . . . . . . . . . . . . . 49
 SECTION 24.   JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . 49
 SECTION 25.   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . 50
 SECTION 26.   SUCCESSOR TRUSTEE  . . . . . . . . . . . . . . . . . . . . 50
 SECTION 27.   LEASE FOR U.S. FEDERAL INCOME TAX LAW PURPOSES;
               SECTION 1110 OF BANKRUPTCY CODE  . . . . . . . . . . . . . 51
               (a)  Lease for Federal Income Tax Law Purposes . . . . . . 51
               (b)  Section 1110 of Bankruptcy Code . . . . . . . . . . . 51


                                  EXHIBITS

 EXHIBIT A - LEASE SUPPLEMENT NO.

 EXHIBIT B - PAST DUE RATE DEFINED; BASIC RENT AND LESSOR'S COST

 EXHIBIT C - TERMINATION VALUE SCHEDULE

 EXHIBIT D - EBO AMOUNT

 EXHIBIT E -    RENT RECALCULATION AND INDEMNIFICATION VERIFICATION

 EXHIBIT F - SCHEDULE OF DOMICILES OF PERMITTED SUBLESSEES

 EXHIBIT G - RETURN CONDITIONS

 EXHIBIT H - INSURANCE





                              LEASE AGREEMENT

                    (US Airways, Inc. Trust No. N7__UW)

           This LEASE AGREEMENT (US Airways, Inc. Trust No. N7__UW), dated as of __________ __, 199_, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (as defined in Annex A hereto) (in such capacity, "Lessor"), and US AIRWAYS, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee");

                            W I T N E S S E T H:

           Section 1. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

           Section 2. ACCEPTANCE AND LEASE. Lessor hereby agrees (subject to satisfaction of the conditions set forth in Section 4(a) of the Participation Agreement) to accept the transfer of title from and simultaneously to lease to Lessee hereunder, and Lessee hereby agrees (subject to satisfaction of the conditions set forth in Section 4(b) of the Participation Agreement) to lease from Lessor hereunder, the Aircraft as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder. Lessee hereby agrees that such acceptance of the Aircraft by Lessor shall, without further act, irrevocably constitute acceptance by Lessee of such Aircraft for all purposes of this Lease.

           Section 3.     TERM AND RENT.

           (a) Basic Term. The Basic Term shall commence on the Delivery Date and end on the Basic Term Expiration Date.

           (b) Basic Rent. Lessee shall pay Basic Rent with respect to each Lease Period during the Basic Term on each Lease Period Date during the Basic Term, in consecutive installments in the amounts as provided in the next sentence, each such installment to cover the Lease Period specified in Exhibit B. Each such installment of Basic Rent shall be equal to Lessor's Cost multiplied by the percentage for the Delivery Date or applicable Lease Period Date, as the case may be, specified in Exhibit B hereto.

           (c)  Adjustments to Basic Rent.

                (i)  In the event of a refinancing as contemplated by
      Section 16 of the Participation Agreement, then the Basic Rent percentages set forth in Exhibit B, the Termination Value percentages set forth in Exhibit C and the EBO Amount set forth on Exhibit D shall be recalculated (upwards or downwards) by the Owner Participant as contemplated by such Section to (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents to Lessee;

                (ii) In the event that Lessee elects to satisfy any indemnity obligation under the Tax Indemnity Agreement pursuant to Section [__] of the Tax Indemnity Agreement, then the Basic Rent percentages set forth in Exhibit B, the Termination Value percentages set forth in Exhibit C and the EBO Amount set forth on Exhibit D shall be recalculated (upwards or downwards) by the Owner Participant, using the same methods and assumptions (except to the extent such assumptions shall be varied to take into account the Loss (as defined in the Tax Indemnity Agreement) that is the subject of such indemnification and any prior or contemporaneous Loss) used to calculate the Basic Rent percentages, the Termination Value percentages and the EBO Amount on the Delivery Date, in order to (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents to Lessee.

                (iii) Whenever Basic Rent is recalculated pursuant to this Section 3(c), the Owner Participant shall redetermine the Termination Value Percentages set forth in Exhibit C and the EBO Amount set forth in Exhibit D in a manner consistent with such recalculation.

                (iv) Any recalculation of Basic Rent and Termination Value percentages pursuant to this Section 3(c) shall be determined by the Owner Participant and shall be subject to the verification procedures set forth in Exhibit E hereto. Such recalculated Basic Rent and Termination Value percentages shall be set forth in a Lease Supplement or an amendment to this Lease.

                (v) Anything contained in the Participation Agreement or this Lease to the contrary notwithstanding, each installment of Basic Rent payable hereunder, whether or not adjusted in accordance with this Section 3(c), shall, together with all other amounts (including an amount equal to the premium, if any, payable by Lessor on the Equipment Notes) payable simultaneously by Lessee pursuant to this Lease, in each case be, under any circumstances and in any event, in an amount at least sufficient to pay in full, on the date on which such amount of Rent is due, any payments then required to be made on account of the principal of, premium, if any, and interest on the Equipment Notes. It is agreed that no installment of Basic Rent, payment of Termination Value or EBO Amount shall be increased or adjusted by reason of (i) any attachment or diversion of Rent on account of (A) Lessor Liens or (B) any Loan Participant Lien or other Lien on or against the Trust Estate, any part thereof or the Operative Documents arising as a result of claims against the Indenture Trustee not related to the transactions contemplated by the Operative Documents, (ii) any modification of the payment terms of the Equipment Notes made without the prior written consent of Lessee or (iii) the acceleration of any Equipment Note or Equipment Notes due to the occurrence of an Indenture Event of Default which does not constitute a Lease Event of Default.

                (vi) All adjustments to Basic Rent under this Section 3(c) shall be (A) in compliance with the tests of Sections 4.02(5) and 4.07 of Rev. Proc. 75-28 and with one or more of any "safe harbors" from characterization of this Lease as a "disqualified leaseback or long-term agreement" set forth in Section 467 of the Code (or any proposed, temporary or final regulations thereunder applicable to this Lease) or, if no "safe harbor" exists, made in a manner to avoid characterization of this Lease as a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code and (B) subject to verification pursuant to Exhibit E.

           (d) Supplemental Rent. Lessee shall pay (or cause to be paid) promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Termination Value and Make-Whole Amount as the same shall become due and owing and all other amounts of Supplemental Rent within five Business Days (5) days after demand or within such other relevant period as may be provided in any Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay as Supplemental Rent the Make-Whole Amount, if any, due pursuant to Section 2.10(b) or
 Section 2.11 of the Trust Indenture in connection with a prepayment of the Equipment Notes upon redemption of such Equipment Notes in accordance with
 Section 2.10(b) or Section 2.11 of the Trust Indenture. Lessee also will pay to Lessor, or to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

           (e) Payments in General. All payments of Rent shall be made directly by Lessee (whether or not any Sublease shall be in effect) by wire transfer of immediately available funds prior to 11:00 a.m., New York time, on the date of payment, to Lessor at its account at First Security Bank, National Association, 79 South Main Street, Salt Lake City, Utah 84111, ABA No. 124-0000-12, Account No. 051-0922115, Attention: Corporate Trust Department, Credit US Airways/US Airways, Inc. Trust No. N7__UW (or such other account of Lessor in the continental United States as Lessor shall direct in a notice to Lessee at least ten (10) Business Days prior to the date such payment of Rent is due); provided that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby irrevocably directs and Lessee agrees, that, unless the Indenture Trustee shall otherwise direct, all Rent payable to Lessor and assigned to the Indenture Trustee pursuant to the Trust Indenture shall be paid prior to 11:00 a.m., New York time on the due date thereof in funds of the type specified in this Section 3(e) directly to the Indenture Trustee at its account at State Street Bank and Trust Company, 225 Franklin Street, 4th Floor, Boston, Massachusetts 02110, ABA No. 011-00-0028, Account No. 9903-990-1,
 Attention: Corporate Trust Department, Reference: US Airways, Inc. 1998-1 EETC/US Airways, Inc. Trust No. N7__UW (or such other account of the Indenture Trustee in the continental United States as the Indenture Trustee shall direct in a notice to Lessee at least ten (10) Business Days prior to the date such payment of Rent is due). Lessor hereby directs and Lessee agrees that all payments of Supplemental Rent owing to the Indenture Trustee or to a Loan Participant or any other Person (other than the Excluded Payments payable to the Owner Participant) pursuant to the Participation Agreement shall be made in Dollars in immediately available funds prior to 11:00 a.m., New York time, on the due date thereof at the office of the Indenture Trustee or at such other office of such other financial institution located in the continental United States as the party entitled thereto may so direct at least ten (10) Business Days prior to the due date thereof. All payments of Supplemental Rent payable to the Owner Participant, to the extent that such amounts constitute Excluded Payments, shall be made in Dollars in immediately available funds prior to 11:00 a.m., New York time, on the due date thereof, to the account of the Owner Participant specified in Schedule I to the Participation Agreement (or to such other account as may be specified in writing by the Owner Participant from time to time).

           (f) Business Day Convention. Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

           Section 4. DISCLAIMER; LESSOR'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

           (a)  Disclaimer.   LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT
 AND EACH PART THEREOF "AS-IS," "WHERE-IS." EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER LESSOR, THE INDENTURE TRUSTEE NOR ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, WORKMANSHIP, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF.

           (b) Representations, Warranties and Covenants of First Security Bank. First Security Bank, National Association, in its individual capacity, (i) represents and warrants that on the Delivery Date, Lessor shall have received whatever title to the Aircraft was conveyed to it by Lessee, (ii) represents and warrants that on the Delivery Date the Aircraft shall be free of Lessor Liens attributable to it, (iii) covenants that neither it nor any Person claiming by, through or under it will, through its own actions or inactions, interfere in Lessee's or any Sublessee's continued possession, use, operation and quiet enjoyment of the Aircraft during the Term unless an Event of Default has occurred and is continuing and this Lease has been duly declared in default, and this Lease shall not be terminated except as expressly provided herein, (iv) covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine or any portion of the Trust Estate and (v) represents and warrants that it is a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement, and agrees that if at any time it shall cease to be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any material adverse effect on the Loan Participants, the Owner Participant or Lessee), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement.

           (c) Lessor's Covenants. Lessor (i) covenants that neither it nor any Person claiming by, through or under it will, through its own actions or inactions, interfere in Lessee's or any Sublessee's continued possession, use, operation and quiet enjoyment of the Aircraft during the Term unless an Event of Default has occurred and is continuing and this Lease has been duly declared in default, and this Lease shall not be terminated except as expressly provided herein and (ii) covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine.

           (d) Manufacturer's Warranties. None of the provisions of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Seller, the Manufacturer, any subcontractor or supplier of the Manufacturer with respect to the Airframe, the Engines or any Parts, or to release the Seller, the Manufacturer, or any such subcontractor or supplier, from any such representation, warranty or obligation. Unless an Event of Default shall have occurred and be continuing under Section 14 and this Lease shall have been declared in default, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made by the Seller, the Manufacturer or any affiliate thereof or any of its subcontractors or suppliers and any other claims against the Seller, the Manufacturer or any affiliate thereof, or any such subcontractor or supplier with respect to the Aircraft, all pursuant to and in accordance with the terms of the Purchase Agreement Assignment.

           Section 5.     RETURN OF THE AIRCRAFT.

           (a) Condition Upon Return. Lessee shall comply with each of the provisions of Exhibit G, which provisions are hereby incorporated by this reference as if set forth in full herein.

           (b) Storage and Related Matters. Unless Lessee has elected to purchase the Aircraft in accordance with the terms hereof, if Lessor gives written notice to Lessee not less than sixty (60) days nor more than one hundred eighty (180) days prior to the end of the Term requesting storage of the Aircraft upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with outdoor parking facilities for the Aircraft for a period up to thirty (30) days, commencing on the date of such return, at such storage facility in the forty eight (48) contiguous states of the United States as Lessee may select; provided that such location shall be a location generally used for the storage or parking of commercial aircraft by aircraft owners or operators. Notwithstanding subsection (a) of Exhibit G, such location shall be deemed to be the return location of the Aircraft for purposes of such Exhibit G. Such storage shall be at Lessor's risk and expense and Lessor shall pay all applicable storage, maintenance and insurance fees and expenses. Lessee's obligation to arrange parking shall be subject to Lessee and Lessor entering into an agreement prior to the commencement of the storage period with the storage facility providing, among other things, that Lessor shall bear all maintenance charges and other costs incurred relating to such storage.

           (c) Return of Other Engines. In the event that any Engine owned by Lessor shall not be installed on the Airframe at the time of return hereunder, Lessee shall be required to return the Airframe hereunder with an Acceptable Alternate Engine meeting the requirements of, and in accordance with, Section 10 and Exhibit G hereto. Thereupon, Lessor will transfer to Lessee the Engine constituting part of such Aircraft but not installed on such Airframe at the time of the return of the Airframe.

           (d) Obligations Continue Until Return. If Lessee shall, for any reason, fail to return the Aircraft at the time specified herein, all obligations of Lessee under this Lease shall continue in effect with respect to the Aircraft until the Aircraft is returned to Lessor and Lessee shall pay to Lessor an amount equal to the average daily Basic Rent payable by Lessee during the Term for each day after the end of the Term to but excluding the day of such return; provided, however, that Lessee shall not be responsible for Lessor's failure to accept return of the Aircraft in accordance with this Section 5 in a timely manner or for any Rent with respect to periods after Lessee has tendered the Aircraft for return in accordance with this Lease. Any Rent owed to Lessor pursuant to this
 Section 5(d) shall be payable upon acceptance of the Aircraft by Lessor or on the last day of each calendar month following the last day of the Term if the Aircraft has not been accepted earlier.

           Section 6. LIENS. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except
 (i) the respective rights of Lessor as owner of the Aircraft and Lessee as herein provided, the Lien of the Trust Indenture, the rights of any Sublessee under a sublease permitted hereunder and any other rights of any Person existing pursuant to the Operative Documents, (ii) the rights of others under agreements or arrangements to the extent permitted by the terms of Sections 7(b) and 8(b) hereof, (iii) Lessor Liens, Loan Participant Liens and Indenture Trustee's Liens, (iv) Liens for Taxes of Lessee (or any Sublessee) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of Lessee's (or, if a Sublease is then in effect, Sublessee's) business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue for a period of more than sixty (60) days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (vi) Liens arising out of any judgment or award against Lessee (or any Sublessee), unless the judgment secured shall not, within sixty (60) days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of such stay, (vii) any other Lien with respect to which Lessee (or any Sublessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Lessor, and (viii) Liens approved in writing by Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

           Section 7. REGISTRATION, MAINTENANCE, OPERATION AND REGISTRATION; POSSESSION AND SUBLEASES; INSIGNIA.

           (a)  Registration, Maintenance, Operation and Registration.

                (1) Registration and Maintenance. Lessee, at its own cost and expense, shall (or shall cause any Sublessee to): (A) forthwith upon the delivery thereof hereunder, cause the Aircraft to be duly registered in the name of Lessor, and, subject to clause 3 of this Section 7(a) and Section 7(d) of the Participation Agreement, to remain duly registered in the name of Lessor under the Transportation Code, provided that Lessor shall execute and deliver all such documents as Lessee (or any Sublessee) may reasonably request for the purpose of effecting and continuing such registration, and shall not register the Aircraft or permit the Aircraft to be registered under any laws other than the Transportation Code at any time except as provided in Section 7(d) of the Participation Agreement and, unless the Lien of the Trust Indenture shall have been discharged, shall cause the Trust Indenture to be duly recorded and maintained of record as a first mortgage on the Aircraft; (B) maintain, service, repair and/or overhaul (or cause to be maintained, serviced, repaired and/or overhauled) the Aircraft so as to keep the Aircraft in as good an operating condition as when delivered by the Seller to Lessee, ordinary wear and tear excepted, and as may be necessary to enable the applicable airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage or during maintenance or modification permitted hereunder) under the Transportation Code, except when all Airbus Model A319 aircraft powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding and registered in the United States have been grounded by the FAA (although such certification need actually be maintained only during such periods as the Aircraft is registered in the United States), or the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time in accordance with Section 7(d) of the Participation Agreement, utilizing, except during any period that a Sublease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by Lessee with respect to similar aircraft operated by Lessee in similar circumstances and utilizing, during any period that a Sublease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Sublessee with respect to similar aircraft operated by the Sublessee in similar circumstances; (C) maintain or cause to be maintained in English all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered; and (D) promptly furnish or cause to be furnished to Lessor and the Owner Participant such information as may be required to enable Lessor to file any reports required to be filed by Lessor or the Owner Participant with any governmental authority because of Lessor's ownership of the Aircraft.

                (2) Operation. Lessee will not maintain, use, service, repair, overhaul or operate the Aircraft (or permit any Sublessee to maintain, use, service, repair, overhaul or operate the Aircraft) in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except to the extent Lessee (or, if a Sublease is then in effect, any Sublessee) is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not involve any material risk of sale, forfeiture or loss of the Aircraft.
      Lessee will not operate the Aircraft, or permit any Sublessee to operate the Aircraft, in any area excluded from coverage by any insurance required by the terms of Section 11; provided, however, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder if indemnification complying with Section 11(c) has been provided or where such failure is attributable to extraordinary circumstances involving an isolated occurrence or series of incidents not in the ordinary course of the regular operations of Lessee (or any Sublessee) such as a hijacking, medical emergency, equipment malfunction, weather condition, navigational error or other causes beyond the reasonable control of Lessee (or any Sublessee).

                (3)  Reregistration.  At any time after the
      Depreciation Period, Lessor, upon Lessee's compliance with all of the terms of Section 7(d) of the Participation Agreement, shall, at the request and sole expense of Lessee, cooperate with Lessee to take all actions required to change the registration of the Aircraft to another country.

           (b) Possession and Subleases. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe or enter into any Wet Lease, and so long as Lessee (or any Sublessee) shall comply with the provisions of Section 7(a) and Section 11 hereof, Lessee may (or may permit any Sublessee to), without the prior written consent of Lessor:

                          (i)  subject the Airframe and the Engines or
      engines then installed thereon to interchange agreements or any Engine to pooling or similar arrangements, in each case customary in the airline industry and entered into by Lessee (or, if a Sublease is then in effect, by Sublessee) in the ordinary course of its business; provided that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe, (B) if Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall (or shall cause Sublessee to) comply with Section 10(b) hereof in respect thereof, and (C) any interchange agreement to which the Airframe may be subject shall be with a U.S. Air Carrier or a Foreign Air Carrier.

                          (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof (or for delivery thereto) or to any organization (or for delivery thereto) for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of Section 8(c) hereof;

                          (iii)     install an Engine on an airframe
      owned by Lessee (or any Sublessee) free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements or pooling or similar arrangements which would be permitted under clause (i) above, provided that Lessor's title to such Engine and, if any Equipment Notes shall be outstanding, the first priority Lien of the Trust Indenture shall not be divested or impaired as a result thereof and (C) mortgage liens or other security interests, provided that (as regards this clause (C)) the documents creating such mortgage liens or other security interests (or, if applicable, another written agreement governing such mortgage liens or other security interests) effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

                          (iv) install an Engine on an airframe leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by clause (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

                          (v)  install an Engine on an airframe owned
      by Lessee (or any Sublessee), leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement under circumstances where neither clause (iii) nor clause (iv) of this paragraph (b) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall (or shall cause any Sublessee to) comply with Section 10(b) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 10(b);

                          (vi) to the extent permitted by Section 8(b) hereof, subject any appliances, Parts or other equipment owned by Lessor and removed from the Airframe or any Engine to any pooling arrangement referred to in Section 8(b) hereof;

                          (vii)    subject (or permit any Sublessee to
      subject) the Airframe or any Engine to the Civil Reserve Air Fleet Program and transfer (or permit any Sublessee to transfer) possession of the Airframe or any Engine to the United States Government or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program, so long as Lessee (or any Sublessee) shall (A) promptly notify Lessor upon subjecting the Airframe or any Engine to the Civil Reserve Air Fleet Program in any contract year and provide Lessor with the name and address of the Contracting Office Representative for the Air Mobility Command of the United States Air Force to whom notice must be given pursuant to Section 15 hereof, and (B) promptly notify Lessor upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to such program;

                          (viii)    for a period not to extend beyond
      the end of the Term, enter into a Wet Lease for the Airframe and Engines or engines then installed thereon with any third party; provided that if Lessee (or any Sublessee) shall enter into any Wet Lease for a period of more than one year (including renewal options) Lessee shall provide Lessor written notice of such Wet Lease (such notice to be given prior to entering into such Wet Lease, if practicable, but in any event promptly after entering into such Wet Lease);

                          (ix) for a period not to extend beyond the end of the Term, transfer possession of the Airframe or any Engine to the United States Government or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to Lessor; or

                          (x)  Lessee may, at any time in its sole
      discretion, enter into any sublease with (A) any Person domiciled in the United States, (B) after the Depreciation Period, any Permitted Sublessee or (C) after the Depreciation Period, any other Person approved in writing by Lessor, which approval shall not be unreasonably withheld; provided, however, that no sublease entered into pursuant to this clause (x) shall extend beyond the expiration of the Basic Term or any Renewal Term then in effect unless Lessee shall have irrevocably committed to purchase the Aircraft or renew the Lease in accordance with the terms hereof at the end of the Basic Term or Renewal Term, as the case may be, to a date beyond the latest permissible expiration date of such sublease; provided, further, with respect to a sublease under subclauses (B) or (C) of this clause (x), Lessee shall deliver to Lessor an opinion of counsel to the effect that (I) the obligations of Lessee and the rights and remedies of the Lessor under the Lease remain valid, binding and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in such Opinions) enforceable; (II) the terms of the sublease constitute valid and binding obligations of the Sublessee and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in such Opinions) enforceable against Sublessee (it being understood that such opinion may be an opinion as to the form of the Sublease only and may assume due authorization, execution, delivery, requisite approvals and absence of conflicts with laws, contracts or organizational documents) under the laws of the jurisdiction governing the sublease, (III) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of the jurisdiction of the proposed sublessee other than tort liability which might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that in the event such opinion cannot be given such opinion requirement shall be waived if insurance reasonably satisfactory to Lessor, in its individual capacity, is provided at Lessee's expense), and (IV) unless Lessee shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of the jurisdiction of the proposed sublessee reasonably satisfactory to the Owner Participant, that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use. Lessee shall provide Lessor with a copy of any sublease which has a term of more than one (1) year.

           The rights of any Sublessee or other transferee who receives possession by reason of a transfer permitted by this paragraph (b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any Sublease permitted by this paragraph
 (b) shall be expressly subject and subordinate to, all the terms of this Lease and Lessor's (and so long as the Trust Indenture is in effect, the Indenture Trustee's (as Lessor's assignee) rights to repossess and to void such Sublease upon such repossession, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease, and the terms of any such Sublease shall not permit any Sublessee to take any action not permitted to be taken by Lessee in this Lease with respect to the Aircraft. No pooling agreement, sublease or other relinquishment of possession of the Airframe or any Engine or Wet Lease shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or constitute a waiver of Lessor's rights or remedies hereunder. Lessor agrees, for the benefit of Lessee (and any Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by Lessee (or any Sublessee), any lessor of any engine (other than an Engine) leased to Lessee (or any Sublessee) and any conditional vendor of any engine (other than an Engine) purchased by Lessee (or any Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that none of Lessor, its successors or assigns will acquire or claim, as against Lessee (or any Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe.

           Any Wet Lease or similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession of the Aircraft for purposes of this section. Lessor acknowledges that any consolidation or merger of Lessee or conveyance, transfer or lease of all or substantially all of Lessee's assets otherwise permitted by the Operative Documents shall not be prohibited by this Section.

           (c) Insignia. On or prior to the Delivery Date, or as soon as practicable thereafter, Lessee agrees to affix and maintain (or cause to be affixed and maintained), at its expense, in the cockpit of the Airframe adjacent to the airworthiness certificate therein and on each Engine a nameplate bearing the inscription:

                                Leased From

    First Security Bank, National Association, as Owner Trustee,  Lessor

 and, for so long as the Airframe and each Engine shall be subject to the Lien of the Trust Indenture, bearing the following additional inscription:

                                Mortgaged To

                   State Street Bank and Trust Company,
                           as Indenture Trustee

 (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee, in each case as permitted under the Operative Documents). Except as above provided, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided that nothing herein contained shall prohibit Lessee (or any Sublessee) from placing its customary colors and insignia on the Airframe or any Engine.

           Section 8. REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS.

           (a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in paragraph (c) of this Section 8 or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss. In addition, Lessee (or any Sublessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee (or any Sublessee), except as otherwise provided in paragraph (c) of this Section 8, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and pooling arrangements to the extent permitted by paragraph (b) of this Section 8 and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Except as otherwise provided in paragraph (c) of this Section 8, all Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act (subject only to Permitted Liens and any pooling arrangement to the extent permitted by paragraph (b) of this Section 8 and except in the case of replacement property temporarily installed on an emergency basis), (i) title to such replacement Part shall thereupon vest in Lessor, (ii) such replacement Part shall become subject to this Lease and be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine, and (iii) title to the replaced Part shall thereupon vest in Lessee (or, if a Sublease is then in effect, any Sublessee), free and clear of all rights of Lessor, and shall no longer be deemed a Part hereunder.

           (b) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in paragraph (a) of this Section 8 may be subjected by Lessee (or any Sublessee) to a normal pooling arrangement customary in the airline industry of which Lessee (or, if a Sublease is then in effect, any Sublessee) is a party entered into in the ordinary course of Lessee's (or any Sublessee's) business; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with such paragraph (a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with such paragraph (a) may be owned by any third party subject to such a normal pooling arrangement, provided that Lessee (or any Sublessee), at its expense, as promptly thereafter as practicable, either
 (i) causes title to such replacement Part to vest in Lessor in accordance with such paragraph (a) by Lessee (or any Sublessee) acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens except Permitted Liens (other than pooling arrangements) or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or Engine a further replacement Part owned by Lessee (or any Sublessee) free and clear of all Liens except Permitted Liens (other than pooling arrangements) and by causing title to such further replacement Part to vest in Lessor in accordance with such paragraph (a).

           (c) Alterations, Modifications and Additions. Lessee, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to meet the applicable standards of the FAA or any applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 7(d) of the Participation Agreement; provided, however, that Lessee (or, if a Sublease is then in effect, any Sublessee) may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect Lessor or, so long as any Equipment Notes are outstanding, the Indenture Trustee. In addition, Lessee (or any Sublessee), at its own expense, may from time to time add further parts or accessories and make such alterations and modifications in and additions to the Airframe or any Engine as Lessee (or any Sublessee) may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which Lessee (or any Sublessee) has determined in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification or addition shall materially diminish the value, utility or remaining useful life of the Airframe or such Engine below the value, utility or remaining useful life thereof immediately prior to such alteration, modification or addition (it being agreed that the modification that makes an Engine a CFM 56-5B-5/P engine shall be deemed not to diminish the value, utility and remaining useful life of an Engine), assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease, except that the value (but not the utility or remaining useful life) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which shall have been removed so long as the aggregate value of all Obsolete Parts which shall have been removed and not replaced shall not exceed $350,000 in aggregate value at the time of removal. Title to all Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which (x) Lessee has leased from others and (y) may be removed by Lessee pursuant to the next sentence (the "Additional Parts")) shall, without further act, vest in Lessor. Notwithstanding the foregoing sentence, Lessee (or any Sublessee) may remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without diminishing or impairing the value, utility or remaining useful life which the Airframe or such Engine would have had at the time of removal had such alteration, modification or addition not occurred. Upon the removal by Lessee (or Sublessee) of any Part as provided above, title thereto shall, without further act, vest in Lessee (or any Sublessee, as the case may be) and such Part shall no longer be deemed part of the Airframe or Engine from which it was removed. Any Part not removed by Lessee (or any Sublessee) as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

           (d) Certain Matters Regarding Passenger Convenience Equipment. Lessee may install on the Airframe, subject to the requirements of Section 8(c) above, Passenger Convenience Equipment that is (i) owned by another Person and leased to Lessee, (ii) sold to Lessee by another Person subject to a conditional sale contract or other retained security interest,
 (iii) leased to Lessee pursuant to a lease which is subject to a security interest in favor of another Person or (iv) installed on the Aircraft subject to a license granted to Lessee by another Person, and in any such case (A) the Lessor and the Indenture Trustee will not acquire or claim, as against any such other Person, any right, title or interest in any such Passenger Convenience Equipment solely as a result of its installation on the Airframe, (B) Lessee shall notify such Person of Lessor's and Indenture Trustee's respective interest in the Aircraft, and (C) upon the occurrence of any default under the applicable lease, conditional sale agreement, security agreement or license, such Person shall not be entitled to repossess such Passenger Convenience Equipment unless it shall, in connection with such repossession, undertake to restore the Aircraft to the condition it would have been in had the installation of such Passenger Convenience Equipment not occurred.

           Section 9.     VOLUNTARY TERMINATION.

           (a)  Termination Event.

           (i) Lessee shall have the right to elect to terminate this Lease (x) on any Lease Period Date occurring on or after the close of the calendar year in which the seventh (7th) anniversary of the Delivery Date occurs if Lessee shall have made the good faith determination, which shall be evidenced by a certificate of a responsible officer of Lessee, that the Aircraft is obsolete or surplus to its needs or (y) on the tenth, thirteenth and sixteenth anniversaries of the Delivery Date.

           (ii) Lessee shall give to Lessor at least one hundred twenty
      (120) days revocable advance written notice of Lessee's intention to so terminate this Lease (any such notice, a "Termination Notice") specifying (A) the Lease Period Date on which Lessee intends to terminate this Lease in accordance with this Section 9 (such specified date, a "Termination Date"), (B) either (x) that Lessee has determined that the Aircraft is obsolete or surplus to its needs or (y) that it is exercising its termination option pursuant to Section 9(a)(i)(y) and (C) in the case of a Termination under Section 9(a)(i)(y) whether Lessee elects to purchase the Aircraft pursuant to Section 9(d). Any Termination Notice shall become irrevocable fifteen (15) days prior to the Termination Date.

           (b) Optional Sale of the Aircraft; Lessor Retention Option; Revocation of Termination Notice. In the event that Lessee shall have exercised its right to terminate this Lease under Section 9(a)(i)(y) but shall not have elected to purchase the Aircraft pursuant to Section 9(d), or Lessee shall have elected to terminate this Lease pursuant to Section 9(a)(i)(x), then during the period from the giving of the notice referred to in Section 9(a) until the proposed Termination Date (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date or Lessor shall have irrevocably elected to retain the Aircraft pursuant to this Section 9(b)), Lessee, as agent for Lessor and at no expense to Lessor, shall use commercially reasonable efforts to obtain bids for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five (5) Business Days after receipt thereof and at least ten (10) Business Days prior to the proposed Termination Date, certify to Lessor in writing the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any Person with whom Lessee or any such Affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate but who may be the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant) submitting such bid. Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft under the Trust
 Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered, to the bidder(s), if any, which shall have submitted the highest bid therefor at least ten Business Days prior to such Termination Date, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5, and shall duly transfer to Lessor title to any engines not owned by Lessor all in accordance with the terms of Section 5, (2) Lessor shall comply with the terms of the Trust Indenture and shall, without recourse or warranty (except as to the absence of Lessor Liens), subject to prior or concurrent payment by Lessee of all amounts due under clause (3) of this sentence, sell all of Lessor's right, title and interest in and to the Aircraft for cash in Dollars to such bidder(s), the total sales price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in funds of the type specified in Section 3(e) hereof, an amount equal to the sum of (A) the excess, if any, of (i) the Termination Value for the Aircraft, computed as of the Termination Date, over (ii) the sales price of the Aircraft sold by Lessor after deducting the reasonable expenses incurred by Lessor in connection with such sale, (B) all unpaid Basic Rent with respect to the Aircraft due prior to such Termination Date and, if such Basic Rent is payable in arrears on such Termination Date as indicated on Exhibit B, on such Termination Date, and all unpaid Supplemental Rent due on or prior to the Termination Date with respect to the Aircraft, and (C) the Make-Whole Amount, if any, due on the Equipment Notes, and upon such payment Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not revoked the Termination Notice, elect to retain title to the Aircraft. If Lessor so elects, Lessor shall give to Lessee irrevocable written notice of such election within thirty (30) days of its receipt of a Termination Notice accompanied by an irrevocable undertaking by the Owner Participant to make available to the Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid principal amount of the Equipment Notes outstanding on the Termination Date plus interest accrued thereon through the Termination Date together with the Make-Whole Amount, if any, due on the Equipment Notes, if the same is not otherwise paid. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall (subject to the payment by Lessee of all Rent due on or prior to such date as set forth below) pay in full the unpaid principal amount of the Equipment Notes outstanding on the Termination Date plus interest accrued thereon through the Termination Date together with all Make-Whole Amount, if any, due on the Equipment Notes and, so long as the Equipment Notes are paid as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with
 Section 5 and shall pay all Basic Rent due prior to the Termination Date and, if such Basic Rent is payable in arrears on such Termination Date as indicated on Exhibit B, on such Termination Date, and all Supplemental Rent (other than Make-Whole Amount or Termination Value) due on or prior to the Termination Date. If no sale shall have occurred on the Termination Date and Lessor has not made the payment contemplated by the preceding sentence and thereby caused this Lease to terminate, or if Lessee revokes its Termination Notice, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall pay the reasonable costs and expenses incurred by the Owner Participant and Lessor (unless such failure to terminate the Lease is a consequence of the failure of Lessor or the Owner Participant without due cause to make, or cause to be made, the payment referred to in the immediately preceding sentence, in which case Lessor and the Owner Participant shall be responsible for damages), if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices in accordance with Section 9(a), subject to the last sentence of this Section 9(b). In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue and this Lease shall terminate. Lessor may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein. Lessee may revoke a Termination Notice given pursuant to Section 9(a) no more than two times during the Term.

           (c) Termination as to Engines; Replacement. Lessee shall have the right at its option at any time during the Term, on at least thirty
 (30) days prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine, and Lessor shall transfer such right, title and interest as it may have to the replaced Engine as provided in Section 5(b). No termination of this Lease with respect to any Engine as contemplated by this Section 9(c) shall result in any reduction of Basic Rent.

           (d) Special Purchase Options. If Lessee exercises its right to terminate this Lease under Section 9(a)(1)(y), gives its notice pursuant to
 Section 9(a)(ii) to purchase the Aircraft pursuant to this Section 9(d) and such notice becomes irrevocable, then on the Termination Date specified in
 Section 9(a), Lessee shall purchase the Aircraft at the greater of (i) the Termination Value on the Termination Date, or (ii) its fair market sale value on the Termination Date (determined in accordance with Section 19(c) hereof), provided the Lessee shall have also paid the amounts specified in
 (A) and (B) of the following sentence. In such event, Lessor shall, without recourse or warranty (except as to the absence of Lessor Liens), sell the Aircraft to Lessee in exchange for the payment in immediately available funds in an amount equal to the greater of (x) the Termination Value for the Aircraft, computed as of the Termination Value Date, or (y) the fair market sales value of the Aircraft on the Termination Date, provided that on such date the Lessee shall have also paid to the Lessor the sum of (A) all unpaid Basic Rent with respect to the Aircraft due on or prior to such Termination Date (other than Basic Rent payable in advance and due on the Termination Date) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Termination Date plus (B) all reasonable expenses incurred by Lessor and the Owner Participant in connection with such sale. Upon payment in full of the amounts required to be paid and the performance of all acts required to be performed by Lessee pursuant to the preceding sentence, (i) the obligation of Lessee to pay Basic Rent hereunder with respect to the Aircraft for any period commencing on or after the Termination Date shall terminate with respect to the Aircraft, (ii) this Lease shall terminate on the Termination Date, (iii) Lessor will transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens), all of Lessor's right, title and interest in the Airframe and Engines and furnish to or at the direction of the Lessee a bill of sales in form and substance reasonably satisfactory to Lessee, evidencing such transfer. Notwithstanding the foregoing, Lessee may, in accordance with Section 7(u) of the Participation Agreement, assume the principal amount of the Equipment Notes then outstanding on any Termination Date specified in Section 9(a), in which event the Lessee will receive a credit against the purchase price otherwise payable pursuant to this Section 9(d) in an amount equal to the principal amount of Equipment Notes so assumed.

           Section 10.    LOSS, DESTRUCTION, REQUISITION, ETC.

           (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall forthwith (and in any event, within fifteen (15) days after such occurrence) give Lessor written notice of such Event of Loss, and, within sixty (60) days after such Event of Loss, Lessee shall give Lessor written notice of its election to perform one of the following options (it being agreed that if Lessee shall not have given such notice of election within such period, Lessee shall be deemed to have elected the option set forth in clause (i) below). Lessee may elect either to:

                          (i)  make the payments specified in this
      clause (i), in which event not later than the earlier of (x) the Business Day next succeeding the 120th day following the occurrence of such Event of Loss or (y) an earlier Business Day irrevocably specified fifteen (15) days in advance by notice from Lessee to Lessor and the Indenture Trustee (the "Loss Payment Date"), Lessee shall pay or cause to be paid to Lessor in funds of the type specified in Section 3(e) hereof, an amount equal to the Termination Value of the Aircraft corresponding to the Termination Value Date occurring on or immediately following the Loss Payment Date;

                          (ii) substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be; provided that, if Lessee does not perform its obligation to effect such substitution in accordance with this Section 10(a), during the period of time provided herein, then Lessee shall pay or cause to be paid to Lessor on the Business Day next succeeding the 120th day following the occurrence of such Event of Loss the amount specified in clause (i) above.

           At such time as Lessor shall have received the amounts specified in clause (i) above, together with all other amounts that then may be due hereunder (including, without limitation, all Basic Rent due before the date of such payment and all Supplemental Rent), under the Participation Agreement and under the Tax Indemnity Agreement, (1) the obligation of Lessee to pay the installments of Basic Rent shall cease to accrue, (2) this Lease shall terminate, (3) Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens), all of Lessor's right, title and interest in and to the Airframe and any Engines subject to such Event of Loss, as well as any Engines not subject to such Event of Loss, and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, and (4) Lessee will be subrogated to all claims of Lessor, if any, against third parties, for damage to or loss of the Airframe and any Engines which were subject to such Event of Loss to the extent of the then insured value of the Aircraft.

           In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) Lessee shall, at its sole expense, not later than the Business Day next succeeding the 120th day following the occurrence of such Event of Loss, (A) convey or cause to be conveyed to Lessor and to be leased by Lessee hereunder, an aircraft (or an airframe or an airframe and one or more engines which, together with the Engines constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having a value, utility and remaining useful life at least equal to the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Lease and (B) prior to or at the time of any such substitution, Lessee (or any Sublessee), at its own expense, will
 (1) furnish Lessor with a full warranty bill of sale and a Federal Aviation Administration bill of sale, in form and substance reasonably satisfactory to Lessor, evidencing such transfer of title, (2) cause a Lease Supplement and a Trust Supplement to be duly executed by Lessee and filed for recording pursuant to the Transportation Code, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered as permitted by Section 7(d) of the Participation Agreement, (3) cause a financing statement or statements with respect to such substituted property to be filed in such place or places as are deemed necessary or desirable by Lessor to perfect its and the Indenture Trustee's interest therein and herein, (4) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 with respect to such substituted property as Lessor may reasonably request, (5) furnish Lessor with copies of the documentation required to be provided by Lessee pursuant to Section 5.06 of the Trust Indenture, and Lessor simultaneously will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens), all of Lessor's right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, (6) furnish Lessor with an opinion of counsel (which shall be Skadden, Arps, Slate, Meagher & Flom LLP or Skadden, Arps, Slate, Meagher & Flom (Illinois) and, if not, other counsel chosen by Lessee and reasonably acceptable to Lessor) reasonably satisfactory to Lessor to the effect that Lessor and the Indenture Trustee as assignee of Lessor will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the substitute aircraft, provided that such opinion need not be delivered to the extent that immediately prior to such substitution the benefits of
 Section 1110 of the U.S. Bankruptcy Code were not, solely by reason of a change in law or governmental interpretation thereof, available to Lessor and, so long as any Equipment Notes are outstanding, the Indenture Trustee as assignee of Lessor's rights under the Lease with respect to the Aircraft, and (7) Lessee will be subrogated to all claims of Lessor, if any, against third parties for damage to or loss of the Airframe and any Engine which were subject to such Event of Loss to the extent of the then insured value of the Aircraft. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft", "Airframe" and "Engine", as the case may be, as defined herein. No Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon for which substitution has been elected pursuant to Section 10(a)(ii) hereof shall result in any reduction in Basic Rent.

           (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice thereof and shall, within one hundred twenty (120) days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to an Acceptable Alternate Engine. Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Acceptable Alternate Engine,
 (ii) cause a Lease Supplement and Trust Supplement to be duly executed by Lessee and to be filed for recording pursuant to the Transportation Code, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered as permitted by Section 7(d) of the Participation Agreement, (iii) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 hereof with respect to such replacement engine as Lessor may reasonably request and furnish Lessor with copies of the documentation required to be provided by Lessee pursuant to Section 5.06 of the Trust Indenture, and Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee without recourse or warranty (except as to absence of Lessor Liens) all of Lessor's right, title and interest, if any, in and to (A) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (B) all claims, if any, against third parties, for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be the Engine leased hereunder. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine". No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Basic Rent.

           (c) Application of Payments from Governmental Authorities for Requisition of Title, etc. Any payments (other than insurance proceeds the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss will be applied as follows:

                          (i) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) unless the same are replaced pursuant to the last paragraph of Section 10(a), after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Termination Value required to be paid by Lessee pursuant to Section 10(a), shall be applied in reduction of Lessee's obligation to pay Termination Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of Termination Value, and following the foregoing application, the balance, if any, of such payments will be paid over to, or retained by Lessee, provided that Lessor shall be entitled to so much of the excess, if any, of such payment over the greater of (x) the Termination Value and
      (y) the fair market value of the Aircraft as Lessor shall demonstrate to Lessee's reasonable satisfaction is attributable to compensation for loss of Lessor's interest in the Aircraft as distinguished from the loss of use of the Aircraft; or (B) if such property is replaced pursuant to the last paragraph of
      Section 10(a), such payments shall be paid over to, or retained by, Lessee; and

                          (ii) if such payments are received with
      respect to an Engine under circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor (as provided for in Section 7.01 of the Trust Agreement) for reasonable costs and expenses shall be paid over to, or retained by, Lessee.

           (d) Requisition for Use of the Aircraft by the United States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, Lessee shall promptly notify Lessor of such requisition, and all of Lessee's obligations under this Lease Agreement with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred (except to the extent that any failure or delay in repairing or maintaining the Aircraft shall have been caused by such requisition), provided that if such Airframe and Engines or engines installed thereon are not returned by such government prior to the end of the Term, Lessee shall be obligated to return the Airframe and such Engines or engines to Lessor pursuant to, and in all other respects in compliance with the provisions of, Section 5 promptly on the date of such return by such government. If, in the event of any such requisition, Lessee shall fail to return the Aircraft on or before the thirtieth (30th) day beyond the end of the Term, such failure shall constitute an Event of Loss which shall be deemed to have occurred on the last day of the Term and in such event Lessee shall make the payment contemplated by Section 10(a)(i) in respect of such Event of Loss; provided, however, that Lessor may notify Lessee in writing on or before the twentieth (20th) day prior to the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and such Engines or engines on or before the thirtieth day beyond the end of the Term, such failure shall not be deemed an Event of Loss. Upon the giving of such notice and such failure to return by the thirtieth (30th) day beyond the end of the Term, Lessee shall be relieved of all of its obligations pursuant to the provisions of
 Section 5 (but not under any other Section), except that if any engine not owned by Lessor shall then be installed on the Airframe, Lessee will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel (which may be Lessee's General Counsel, Deputy General Counsel, Assistant General Counsel or Associate General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens, Loan Participant Liens and Indenture Trustee Liens), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not then installed on the Airframe. All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Sublessee); and all payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its purchase option hereunder, in which case such payments shall be made to Lessee.

           (e) Requisition for Use of an Engine by the United States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of an Engine by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by paragraph (d)), Lessee shall replace such Engine hereunder by complying (or causing any Sublessee to comply) with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect thereto, and, upon compliance with Section 10(b) hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessee.

           (f) Application of Payments During Existence of Event of Default. Any amount referred to in this Section 10 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or such Sublessee) if at the time of such payment or retention an Event of Default has occurred and is continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (or such Sublessee) under this Lease and, if an Event of Default has occurred and is continuing hereunder, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Event of Default, such amount shall be paid to Lessee (or such Sublessee) to the extent not previously applied in accordance with the preceding sentence.

           Section 11.    INSURANCE.

           (a) Lessee's Obligation to Insure. Lessee shall comply with, or cause to be complied with, each of the provisions of Exhibit H, which provisions are hereby incorporated by this reference as if set forth in full herein.

           (b) Additional Insurance by Lessor and Lessee. Lessee (and any Sublessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this Section 11; the Owner Participant may carry for its own account at its sole cost and expense insurance with respect to its interest in the Aircraft, provided that such insurance does not prevent Lessee (or any Sublessee) from carrying the insurance required or permitted by this
 Section 11 or adversely affect such insurance or the cost thereof.

           (c) Indemnification by Government in Lieu of Insurance. Notwithstanding any provisions of this Section 11 requiring insurance, Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof, or, upon the written consent of Lessor, other government of registry of the Aircraft or agency or instrumentality thereof, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Lessee (or any Sublessee) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11 (taking into account self-insurance permitted by Exhibit H hereto).

           (d) Application of Payments During Existence of an Event of Default. Any amount referred to in paragraph (b) of Exhibit H hereto which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention an Event of Default has occurred and is continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and, if Lessor declares this Lease to be in default pursuant to Section 15 hereof, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

           Section 12. INSPECTION. At all reasonable times and upon at least 15 days prior written notice to Lessee, the Owner Participant or the Indenture Trustee, or their respective authorized representatives, may inspect the Aircraft and inspect and make copies of the books and records of Lessee and any Sublessee required to be maintained by the Federal Aviation Administration or the regulatory agency or body of another jurisdiction in which the Aircraft is then registered relating to the maintenance of the Aircraft (at Lessor's, the Owner Participant's or the Indenture Trustee's risk and expense, as the case may be) and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to the Lessor, the Certificate Holders and to prospective and permitted transferees of Lessor's, the Owner Participant's, the Certificate Holders' or the Indenture Trustee's interest (and such prospective and permitted transferee's counsel, independent insurance advisors or other agents) who agree to hold such information confidential, (B) to Lessor's, the Owner Participant's, the Certificate Holders' or the Indenture Trustee's counsel, independent insurance advisors or other agents who agree to hold such information confidential, or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, provided, however, that any and all disclosures permitted by clause (C) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons for whom such disclosures are hereby permitted. Any such inspection of the Aircraft shall be subject to Lessee's safety and security rules applicable to the location of the Aircraft, shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without the express consent of Lessee (except in connection with a heavy maintenance visit when a panel, bay or the like is scheduled or required to be opened), which consent Lessee may in its sole discretion withhold; provided that no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee (or any Sublessee). Upon receipt by Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe the next scheduled heavy maintenance visit to be performed on the Aircraft during the Term, Lessee shall cooperate with the Owner Participant to enable the Owner Participant's representative to observe such scheduled maintenance to be performed on the Aircraft during the Term; provided that the Owner Participant's authorized representative shall merely observe such scheduled heavy maintenance visit, shall not interfere with or extend in any manner the normal conduct or duration of the scheduled heavy maintenance visit, and shall not be entitled to direct any of the work performed in connection with such scheduled heavy maintenance visit. Neither the Owner Participant nor the Indenture Trustee shall have any duty to make any such inspection nor shall either of them incur any liability or obligation by reason of not making such inspection. Except during the final six (6) months of the Term or during the continuance of an Event of Default, all inspections by the Owner Participant and its authorized representatives or the Indenture Trustee and its authorized representatives provided for under this Section 12 shall, in regard to each of the Owner Participant and the Indenture Trustee, be limited to one (1) inspection of any kind contemplated by this Section 12 during any calendar year. During the last three months of the Term (unless Lessee shall have elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate and cause any Sublessee to cooperate, at Lessor's sole cost, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft, any maintenance records relating to the Aircraft then required to be retained by the FAA or by the comparable government of registry of the Aircraft, all in accordance with the provisions set forth above; provided that any such cooperation shall not interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee or any Sublessee.

           Section 13. ASSIGNMENT. Except as otherwise provided herein, Lessee will not, without prior written consent of Lessor, assign in whole or in part any of its rights or obligations hereunder. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as provided herein, in the Trust Indenture, the Trust Agreement, in the Participation Agreement or in any other Operative Document. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

           Section 14. EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

           (a) Lessee shall not have made a payment of (i) Basic Rent within five (5) Business Days after the same shall have become due or (ii) Termination Value within ten (10) Business Days after receipt by Lessee of written notice that the same is past due; or

           (b) Lessee shall have failed to make a payment of Supplemental Rent (other than Termination Value) after the same shall have become due and such failure shall continue for thirty (30) days after Lessee's receipt of written demand therefor by the party entitled thereto (provided that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement or any failure of Lessee to pay to Lessor or the Owner Participant when due any Excluded Payments shall not constitute an Event of Default unless notice is given by the Owner Participant to Lessee and the Indenture Trustee that such failure shall constitute an Event of Default); or

           (c) Lessee shall have failed to perform or observe (or caused to be performed and observed) in any material respect any covenant or agreement (except the covenants set forth in the Tax Indemnity Agreement) to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of thirty (30) days after receipt by Lessee of written notice thereof from Lessor or the Indenture Trustee; provided, however, that if Lessee shall have undertaken to cure any such failure and, notwithstanding the diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty (30) day period but is curable with future due diligence, there shall exist no Event of Default under this Section 14 so long as Lessee is proceeding with due diligence to cure such failure and such failure is remedied not later than three hundred sixty (360) days after receipt by Lessee of such written notice; or

           (d) any representation or warranty made by Lessee herein or in the Participation Agreement or any document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (except the representations and warranties set forth in the Tax Indemnity Agreement and such documents or certificates as are furnished to the Owner Participant solely in connection with matters dealt with in the Tax Indemnity Agreement and for no other purpose and except for representations or warranties contained in the Pass Through Trust Agreement or the Underwriting Agreement or any document or instrument furnished pursuant to either thereof) shall prove to have been incorrect in any material respect at the time made, shall remain material at the time in question and such incorrectness shall not have been cured (to the extent of the adverse impact of such incorrectness on the interests of the Owner Participant, Lessor or the Certificate Holders) within thirty (30) days after the receipt by Lessee of a written notice from Lessor or the Indenture Trustee advising Lessee of the existence of such incorrectness; or

           (e) the commencement of an involuntary case or other proceeding in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of ninety (90) consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or of any substantial part of its property, or sequestering any substantial part of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

           (f) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee of any assignment for the benefit of creditors, or Lessee shall take any corporate action to authorize any of the foregoing; or

           (g) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section 11 hereof;

 provided, however, that, notwithstanding anything to the contrary contained in Section 14(c) or (d) hereof, any failure of Lessee to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of an event that constitutes an Event of Loss so long as Lessee is continuing to comply with all of the terms of Section 10 hereof.

           Section 15. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default; and at any time thereafter, so long as any such outstanding Events of Default shall not have been remedied, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided, however, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) hereof and in possession of the United States government or an agency or instrumentality of the United States, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any Sublessee's control under any Sublease) of any Airframe or any Engines installed thereon, unless at least sixty (60) days (or such lesser period as may then be applicable under the Air Mobility Command program of the United States Government) written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Sublessee) with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the United States Air Force under any contract with Lessee (or any Sublessee) relating to the Aircraft:

           (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if such Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise (and/or, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;

           (b) sell the Airframe and/or any Engine at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 15;

           (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to the Airframe and/or any Engine, Lessor, by written notice to Lessee specifying a payment date which shall be the Lease Period Date not earlier than ten (10) days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing on or after the Lease Period Date specified as the payment date in such notice), any unpaid Basic Rent due on Lease Period Dates prior to the payment date so specified (including, without limitation, any adjustments to Basic Rent payable pursuant to Section 3(c)) plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the Past Due Rate from such specified payment date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the Termination Value for the Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of such Aircraft for the remainder of the Term, after discounting such aggregate fair market rental value to present value as of the Lease Period Date specified as the payment date in such notice at an annual rate equal to the Past Due Rate; or (ii) an amount equal to the excess, if any, of the Termination Value for such Aircraft, computed as of the Lease Period Date specified as the payment date in such notice over the fair market sales value of such Aircraft (computed as hereafter in this Section provided) as of the Lease Period Date specified as the payment date in such notice;

           (d) in the event Lessor, pursuant to paragraph (b) above, shall have sold the Airframe and/or any Engine, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to such Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due on or after such date), any unpaid Basic Rent with respect to the Aircraft due prior to such date (including, without limitation, any adjustments to Basic Rent payable pursuant to Section 3(c)) plus the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Termination Value of such Aircraft, computed as of the Termination Date on or immediately following the date of such sale together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

           (e) Lessor may rescind this Lease Agreement as to the Aircraft, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

           For the purposes of paragraph (c) above, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession under no compulsion to lease, sell, as the case may be, in each case based upon the actual condition and location of the Aircraft, which value shall be determined by mutual agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall immediately notify Lessee of such nomination. Unless Lessee shall have objected in writing within ten (10) Business Days after its receipt of Lessor's notice, Lessor's nomination shall be conclusive and binding. If Lessee shall object, however, Lessor and Lessee shall endeavor, within ten (10) Business Days after such objection is made, to select a mutually acceptable appraiser; provided that, if Lessee shall not so endeavor to make such selection, Lessor's nomination referred to in the preceding sentence hereof shall be conclusive and binding. If Lessor and Lessee fail to reach agreement (except for the reason referred to in the proviso in the preceding sentence), or if any appraiser selected fails to act for any reason, then the question shall be determined by an appraisal (applying the definitions of "fair market rental value" and "fair market sales value" as set forth above based upon the actual condition of the Aircraft) mutually agreed to by two (2) recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five (5) Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty (20) Business Days after the end of such five (5) Business Day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five (5) Business Days after the end of such twenty (20) day period. If, within such five (5) day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may request such appointment by the then President of the Association of the Bar of the City of New York (or any successor organization thereto) or, in his absence, failure, refusal or inability to act, then either Lessor or Lessee may apply to the American Arbitration Association (or any successor organization thereto) in New York, New York for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within twenty (20) Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two (2) appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto. The cost of such appraisal or appointment shall be borne by Lessee.

           In addition, Lessee shall be liable, except as otherwise provided above and without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expenses (including fees of the appraisers hereinabove referred to) incurred by Lessor, the Indenture Trustee, the Loan Participants and the Owner Participant in connection with the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

           At any sale of the Aircraft or any part thereof pursuant to this
 Section 15, Lessor (or the Indenture Trustee, any Loan Participant or the Owner Participant) or Lessee may bid for and purchase such property.
 Lessor agrees to give Lessee at least fifteen (15) days prior written notice of the date fixed for any public sale of the Airframe or any Engine or of the date on or after which will occur the execution of any contract providing for any private sale and any such public sale shall be conducted in general so as to afford Lessee (and any Sublessee) a reasonable opportunity to bid. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

           Section 16. LESSEE'S COOPERATION CONCERNING CERTAIN MATTERS; DELIVERY OF FINANCIAL STATEMENTS. Forthwith upon the execution and delivery of each Lease Supplement and Trust Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease, to the Trust Indenture or to the Trust Agreement, Lessee will cause such Lease Supplement, Trust Supplement (and, in the case of the initial Lease Supplement and Trust Supplement, this Lease, the Trust Agreement and the Trust Indenture as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor or the Indenture Trustee may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and the Indenture Trustee hereunder, including, without limitation, if requested by Lessor or the Indenture Trustee, at the expense of Lessee, the execution and delivery of supplements or amendments hereto or to the Trust Indenture, each in recordable form, subjecting to this Lease and the Trust Indenture, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor or the Indenture Trustee may from time to time deem advisable. Lessee agrees to furnish to Lessor and the Indenture Trustee promptly after execution and delivery of any supplement and amendment hereto and promptly after the execution and delivery of any supplement and amendment to the Trust Indenture (except for any such supplement or amendment which does not require or receive the approval of Lessee pursuant to the Operative Documents and is not required pursuant to the terms of the Operative Documents), an opinion of counsel (which may be Lessee's General Counsel or other senior attorney) reasonably satisfactory to Lessor and the Indenture Trustee as to the due recording or filing of such supplement or amendment. Lessee will deliver to Lessor, the Owner Participant and the Indenture Trustee (a) within sixty (60) days after the end of each of the first three quarterly periods of each fiscal year of Lessee, the publicly filed Form 10-Q report of Lessee; and (b) within one hundred twenty (120) days after the close of such fiscal year, the publicly filed annual report and Form 10-K report of Lessee.

           Section 17. NOTICES. All notices required under the terms and provisions hereof shall be by telecopier or other telecommunication means (with such telecopy or other telecommunication means to be confirmed in writing), or if such notice is impracticable, by registered, first-class airmail, with postage prepaid, or by personal delivery of written notice and any such notice shall become effective when received, addressed:

           (a) if to Lessee, for U.S. mail at 2345 Crystal Drive, Arlington, Virginia 22227, and for overnight courier at 2345 Crystal Drive, Arlington, Virginia 22227, Attention: Assistant Treasurer (Telecopy No.
 (703) 872-5936), or to such other address or telecopy number as Lessee shall from time to time designate in writing to Lessor,

           (b) if to Lessor, at 79 South Main Street, 3rd Floor, Salt Lake City, Utah 84111, Attention: Corporate Trust Department (Telecopy No.
 (801) 246-5053), or to such other address or telecopy number as Lessor shall from time to time designate in writing to Lessee, and

           (c) if to a Loan Participant, the Indenture Trustee or the Owner Participant, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant at such address or telecopy number as such Loan Participant, the Indenture Trustee or the Owner Participant shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant at its address or telecopy number set forth in Schedule I to the Participation Agreement.

           Section 18. NO SET-OFF, COUNTERCLAIM, ETC. All Rent shall be paid by Lessee to Lessor in funds of the type specified in Section 3(e). Except as expressly provided herein, Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, in its individual capacity or as Owner Trustee under the Trust Agreement, the Indenture Trustee (in its individual capacity or as Indenture Trustee), any Loan Participant, the Owner Participant, or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by Lessor or the Owner Participant of their respective warranties, agreements or covenants contained in any of the Operative Documents, (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in or prohibition of the use or possession thereof by Lessee (or any Sublessee) for any reason whatsoever, including, without limitation, any such interruption, cessation or prohibition resulting from the act of any government authority, (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Lessee (or any Sublessee) or any other person, or (iv) any other circumstance, happening, or event whatsoever, whether or not unforeseen or similar to any of the foregoing; provided, however, that notwithstanding the foregoing, Lessee shall be entitled to offset from any payment due to the Owner Participant the cost incurred by Lessee to discharge Lessor Liens relating to the Owner Participant. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees without limitation of the other rights or remedies of Lessor hereunder to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof.

           Section 19.    RENEWAL OPTIONS; PURCHASE OPTIONS; VALUATION.

           (a)  Renewal Options.

                (1) Fixed Renewal Term. Not more than 365 days and not less than one hundred twenty (120) days, before the end of the Basic Term, Lessee may deliver to Lessor a written notice irrevocably electing to renew this Lease for a term having a duration and at a Basic Rent as determined below (any such renewal term, a "Fixed Renewal Term"). The duration of the Fixed Renewal Term shall be a period specified by Lessee before the end of the Basic Term which is (i) not less than one year (provided any such period shall be in six (6) month increments), (ii) not more than the longest period of time which would cause the Term, after giving effect to such Fixed Renewal Term, to be equal to 75% of the total useful life of the aircraft as determined by the Delivery Date appraisal. Each semi-annual installment of Basic Rent during the Fixed Renewal Term shall be equal to (x) the lesser of (A) the fair market rental value of the Aircraft or (B) one-half of the average annual Basic Rent during the Basic Term or (y) divided by two.

                (2) Fair Market Renewal Term. Lessee shall have the right to renew this Lease for additional periods of one (1) year or more (provided any such period shall be on six (6) month increments) commencing at the end of the Basic Term or the Fixed Renewal Term for a Basic Rent equal to the fair market rental value of the Aircraft for such period (any such renewal term, a "Fair Market Renewal Term"). Each such option to renew shall be exercised by Lessee providing irrevocable notice at least one hundred twenty (120) days prior to the commencement of such Fair Market Renewal Term.

                (3) Waiver. If no written notice is delivered by Lessee to Lessor pursuant to Section 19(a)(1) or (a)(2) on or before the day specified therefor, Lessee shall be deemed to have waived any right to renew this Lease.

                (4) Conditions Precedent, Payment of Basic Rent. At the end of the Basic Term or any Renewal Term, if Lessee has elected to renew this Lease as aforesaid, (i) this Lease shall continue in full force and effect during the Renewal Term, and
      (ii) Basic Rent for such Renewal Term shall be payable in semi-annual installments in arrears, each such installment being due and payable on each Lease Period Date occurring during the Renewal Term, commencing with the Lease Period Date immediately following the commencement of the Renewal Term, provided that Basic Rent for such Renewal Term shall be payable at such other frequency of payment consistent with the length of the Renewal Term as Lessor may reasonably designate in the event that such period is not divisible into whole semi-annual periods.

                (5) Termination Value. The amounts which are payable during any Renewal Term in respect of Termination Value with respect to the Aircraft shall be determined on the basis of the fair market sales value of the Aircraft as of the commencement of such Renewal Term, amortized on a straight-line basis over such Renewal Term to the projected fair market sales value of the Aircraft as of the expiration of such Renewal Term, as such fair market sales value in each case is determined prior to the commencement of such Renewal Term. In determining fair market sales value for purposes of calculating Termination Value for any Renewal Term effect shall be given to the encumbrance on the Aircraft of any Fixed Renewal Term available or in force.

           (b) Purchase Options. Lessee shall have the option, (i) upon at least thirty (30) days irrevocable prior written notice to Lessor prior to the EBO Date with respect to the purchase option set forth in clause (i) and (ii) upon at least one hundred twenty (120) days irrevocable prior written notice to Lessor prior to the relevant purchase date (each a "Purchase Option Date") with respect to the purchase option set forth in clause (ii), to terminate this Lease and to purchase the Aircraft:

                (1) on the EBO Date, for a purchase price equal to the EBO Amount set forth on Exhibit D, it being understood that if such amount is to be paid in installments, Lessee will, upon payment of the first installment of the EBO Amount, on the EBO date, receive title to the Aircraft free and clear of all liens;

                (2) on the last Business Day of the Basic Term for a purchase price equal to the fair market sales value of the Aircraft on such date, provided, however, that in no event shall such purchase price exceed 50% of Lessor's Cost;

                (3) on the last Business Day of any Renewal Term for a purchase price equal to the fair market sales value of the Aircraft on such date.

           Notwithstanding the foregoing, the purchase price on any Purchase Option Date shall be sufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal amount of and accrued and unpaid interest on the Equipment Notes then outstanding. Upon payment to Lessor in immediately available funds in Dollars of the full amount of the purchase price and payment of any other amounts then due hereunder (including all Rent and all reasonable costs or expenses of the Owner Participant in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the absences of Lessor Liens), all of Lessor's right, title and interest in and to the Aircraft. Notwithstanding the foregoing, Lessee may, in accordance with Section 7(u) of the Participation Agreement, assume the principal amount of the Equipment Notes then outstanding on any applicable Purchase Option Date in which event Lessee shall receive a credit against the purchase price otherwise payable pursuant to the preceding two sentences in an amount equal to the principal amount so assumed.

           (c) Valuation. At any time not earlier than three hundred sixty-five (365) days prior to the date on which Lessee may purchase the Aircraft pursuant to Section 19(b)(2) or (b)(3) hereof or renew this Lease pursuant to Section 19(a)(1) or (a)(2) hereof, Lessee may deliver to Lessor a revocable notice of its intent to exercise its renewal option or purchase option. For all purposes of this Section 19, including the appraisal referred to in this Section 19(c), in determining "fair market rental value" or "fair market sales value", the Aircraft shall be valued (i) as if in the condition and otherwise in compliance with the terms of Section 5 upon a return of the Aircraft to Lessor and as if it had been maintained at all times as required in accordance with Section 7(a)(i) during periods when no Sublease was in effect, (ii) on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a lessee or an Affiliate of a lessee currently in possession or a used equipment scrap dealer) under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user or lessee and under no compulsion to sell or lease and disregarding the purchase and renewal options of the lessee provided in this Lease, and (iii) in the case of such valuation for determining "fair market rental value", assuming such lessee would have substantially the same obligations during the Fair Market Renewal Term as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by Section 11 hereof and to make certain payments with reference to Termination Value during the applicable Fair Market Renewal Term. Upon receipt of such notice Lessor and Lessee shall confer in good faith with a view to reaching agreement on the "fair market rental value" or "fair market sales value" of the Aircraft. If the parties have not so agreed within two hundred seventy
 (270) days prior to the end of the Basic Term or the Renewal Term in question, then the question shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five (5) Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty (20) Business Days after the end of such five (5) Business Day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five (5) Business Days after the end of such twenty (20) Business Day period. If, within such five (5) Business Day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may request such appointment by the then President of the Association of the Bar of the City of New York (or any successor organization thereto) or, in his absence, failure, refusal or inability to act, then either Lessor or Lessee may apply to the American Arbitration Association (or any successor organization thereto) in New York, New York for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within ten (10) Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto. Lessee and Lessor shall share equally all expenses relating to such appraisal procedure provided if Lessee elects not to renew this Lease or purchase the Aircraft following such appraisal, Lessee shall pay all expenses of such appraisal.

           Section 20. BURDENSOME PURCHASE OPTION. If a Burdensome Termination Event shall have occurred, then on any Lease Period Date occurring after the expiration of the Depreciation Period, Lessee shall have the option, upon at least one hundred twenty (120) days revocable prior notice to Lessor and, if any Secured Certificates are then outstanding, the Indenture Trustee, to purchase the Aircraft on such date for a purchase price equal to the higher of the Termination Value as of such date or the fair market sales value of the aircraft (determined as set forth in clause (c) above and excluding the value of any Significant Expenditure) (such price, the "Burdensome Buyout Price"). In addition, if on such date there shall be any Secured Certificates outstanding, Lessee shall have the option to assume, pursuant to Section 7(u) of the Participation Agreement and Section 2.13 of the Trust Indenture, all of the obligations of Lessor under the Trust Indenture. If such assumption is made, Lessee shall pay Lessor a purchase price equal to (I) the Burdensome Buyout Price minus (II) an amount equal to principal of, and accrued but unpaid interest on, any Secured Certificates that are outstanding on such date. Upon such payment in full and payment of any other amounts then due hereunder (including costs or expenses of the Owner Participant in connection with such purchase, any installments of Basic Rent due prior to such date and, if Basic Rent is payable in arrears on such date as indicated on Exhibit B, on such date (but not any installment of Basic Rent due on such date if Basic Rent is payable in advance on such date), and all unpaid Supplemental Rent due on or prior to such date), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens, all of Lessor's right, title and interest in and to the Aircraft and under the Trust Indenture and, unless there shall be any Secured Certificates outstanding after such payment, exercise such rights as it has to cause the Aircraft to be released from the Lien of the Trust Indenture.

           Section 21. SECURITY FOR LESSOR'S OBLIGATION TO HOLDERS OF EQUIPMENT NOTES. In order to secure the indebtedness evidenced by the Equipment Notes, Lessor has agreed in the Trust Indenture, among other things, to assign to the Indenture Trustee this Lease, the Lease Supplements and any amendments to this Lease and to mortgage its interest in the Aircraft in favor of the Indenture Trustee, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease, the Lease Supplements and any amendments to this Lease constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease, the Lease Supplements and any amendments to this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. Subject to Section 3(e) hereof, Lessee agrees to pay directly to the Indenture Trustee (or, after receipt by Lessee of notice from the Indenture Trustee of the discharge of the Trust Indenture, to Lessor), all amounts of Rent due or to become due hereunder and assigned to the Indenture Trustee and Lessee agrees that the Indenture Trustee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, the circumstances set forth in clauses (i) through (iv) of Section 18 hereof. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessor to Lessee to perform the terms and conditions of this Lease shall remain in full force and effect.

           Section 22. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then (but in each case, except in the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than the fifteenth day after the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

           Section 23.    INVESTMENT OF SECURITY FUNDS; LIABILITY OF LESSOR
 LIMITED.

           (a) Investment of Security Funds. Any moneys held by Lessor as security hereunder for future payments to Lessee at a time when there is not continuing an Event of Default shall, until paid to Lessee, be invested by Lessor or, if the Trust Indenture shall not have been discharged, by the Indenture Trustee, as the case may be, as Lessee may from time to time direct in writing (and in absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in Cash Equivalents. There shall be promptly remitted to Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless an Event of Default shall have occurred and be continuing. Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse Lessor (or the Indenture Trustee, as the case may be) therefor on demand.

           (b) Liability of Lessor Limited. It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

           Section 24. JURISDICTION. Lessor and Lessee each hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Lease, the subject matter hereof or any of the transactions contemplated hereby brought by Lessor, Lessee, the Indenture Trustee, the Loan Participants or the Owner Participant or their successors or assigns.

           Section 25. MISCELLANEOUS. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. Neither Lessee nor any affiliate of Lessee will file any tax returns in a manner inconsistent with the foregoing fact or with Lessor's ownership of the Aircraft. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

           Section 26. SUCCESSOR TRUSTEE. Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof without the necessity of any consent or approval by Lessee (subject to Section 9 of the Participation Agreement) and without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.

           Section 27.    LEASE FOR U.S. FEDERAL INCOME TAX LAW PURPOSES;
 SECTION 1110 OF BANKRUPTCY CODE

           (a) Lease for Federal Income Tax Law Purposes. Lessee and Lessor agree that this Lease is, and shall be treated for U.S. Federal income tax purposes as, a lease of the Aircraft, Airframe, Engines and Parts.
           (b) Section 1110 of Bankruptcy Code. It is the intention of each of Lessee and Lessor that Lessor (and the Indenture Trustee as assignee of Lessor under the Trust Indenture) shall be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in this Lease.


           IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written.

                              FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity except as expressly provided herein, but solely as Owner Trustee, Lessor


                              By:______________________________________
                              Title:___________________________________


                              US AIRWAYS, INC.,
                              Lessee


                              By:______________________________________
                              Title:___________________________________



           Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on the ___ day of _________, 199_.

                              STATE STREET BANK AND TRUST COMPANY,
                              Indenture Trustee


                              By:______________________________________
                              Title:___________________________________



 As set forth in Section 21 of the Lease (as defined below), Lessor has assigned to the Indenture Trustee (as defined herein) certain of its right, title and interest in and to the Lease and this Lease Supplement. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.




                                                                  EXHIBIT A
                                                                         to
                                                            Lease Agreement
                                      (US Airways, Inc.  Trust No.  N7__UW)


                            LEASE SUPPLEMENT NO.
                    (US Airways, Inc. Trust No.  N7__UW)


           LEASE SUPPLEMENT NO. __, dated _________, 19___, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (US Airways, Inc. Trust No. N7__UW), dated as of __________ __, 199_ with the Owner Participant named therein (such Owner Trustee, in its capacity as such Owner Trustee, being herein called "Lessor"), and US AIRWAYS, INC., a Delaware corporation ("Lessee").

           Lessor and Lessee have heretofore entered into that certain Lease Agreement (US Airways, Inc. Trust No. N7__UW), dated as of __________ __, 199_, relating to one Airbus Model A319 aircraft (herein called the "Lease," and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

           [The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.](1)

           [The Lease Agreement relates to the Airframe and Engines described below, and a counterpart of the Lease Agreement, attached and made a part of Lease Supplement No. 1 dated _______________, 19__ to the Lease Agreement, has been recorded by the Federal Aviation Administration on ________________, 19__, as one document and assigned Conveyance No. __.](2)
 --------------------
 (1)    For use on Lease Supplement No. 1.

 (2)    For use on Lease Supplement No. 2 and thereafter.


           NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

           (a) Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Airbus Model A319 aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

                          (i)  Airframe:  Airbus Model A319-112
      airframe bearing FAA Registration No. ______; manufacturer's serial no. _____; and

                          (ii) Engines: two (2) engines identified as CFM International 56-5B-6/P type aircraft engines bearing, respectively, manufacturer's serial nos.______ and _____ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

           (b) The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Delivery Date and end on ____________, 201_.

           (c) Lessee hereby confirms its agreement to pay Lessor Basic Rent for the Aircraft throughout the Term therefor in accordance with
 Section 3 of the Lease.

           (d) Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against Airbus Industrie G.I.E., or any subcontractor or supplier of Airbus Industrie G.I.E., under the Purchase Agreement or otherwise.

           (e) All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

           (f) This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page hereof.

           IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.

                              FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity except as expressly provided herein, but solely as Owner Trustee,
                              Lessor


                              By:______________________________________
                                 Name:
                                 Title:


                              US AIRWAYS, INC.,
                              Lessee


                              By_______________________________________
                                Name:
                                Title:



           (1) Receipt of this original counterpart of the foregoing Lease
 Supplement is hereby acknowledged on this     day of               , 19  .

                              STATE STREET BANK AND TRUST COMPANY,
                              Indenture Trustee


                              By:______________________________________
                                 Name:
                                 Title:



 ------------------
  (1)   This language contained in the original counterpart only.




                                                                  EXHIBIT B
                                                                         to
                                                            Lease Agreement
                                      (US Airways, Inc.  Trust No.  N7__UW)


            PAST DUE RATE DEFINED; BASIC RENT AND LESSOR'S COST


           The portion of this Exhibit appearing below will be intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

           "Past Due Rate" means (i) with respect to any portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to the Loan Participants, or the holders of any outstanding Equipment Notes, a rate per annum equal to 1% over the interest rate then in effect for such Equipment Notes, and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a rate per annum equal to 1% over the Base Rate.


 Basic Rent:

                                 Basic Rent
        Lease Period           (Percentage of
            Date                Lessor's Cost)
        ------------           ---------------
        *

        **

 Lessor's Cost:  $_______________


 _______________
 * Denotes payment in arrears from preceding Lease Period Date (or Delivery Date in the case of the first Lease Period) to specified Lease Period Date.

 ** Denotes payment in advance from specified Lease Period Date to succeeding Lease Period Date.




                                                                  EXHIBIT C
                                                                         to
                                                            Lease Agreement
                                      (US Airways, Inc.  Trust No.  N7__UW)

                         TERMINATION VALUE SCHEDULE

           The portion of this Exhibit appearing below this text will be intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

                    Termination           Termination
                    Value Date         Value Percentage
                    -----------        ----------------






                                                                  EXHIBIT D
                                                                         to
                                                            Lease Agreement
                                      (US Airways, Inc.  Trust No.  N7__UW)


                                 EBO AMOUNT

           The portion of this Exhibit appearing below this text will be intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

                 EBO Date                     EBO Amount
                 --------                     ----------






                                                                  EXHIBIT E
                                                                         to
                                                            Lease Agreement
                                                 (US Airways, Inc.  N7__UW)


                           RENT RECALCULATION AND
                        INDEMNIFICATION VERIFICATION

           The portion of this Exhibit appearing below this will be intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

           Any recalculation of Basic Rent, Termination Value percentages and EBO Amount pursuant to the Lease shall be determined by the Owner Participant, and shall maintain the Owner Participant's Net Economic Return except as assumptions have been modified pursuant to Section 3 of the Lease or pursuant to the Tax Indemnity Agreement or the Participation Agreement, as the case may be; provided, however, that Lessee may request (A) Lessee's independent public accountants to verify such calculations but without any requirement that the Owner Participant disclose to such persons the methodology and assumptions and (B) if Lessee believes that such calculations by the Owner Participant are in error then a nationally recognized firm of accountants selected by the Owner Participant and reasonably acceptable to Lessee shall be permitted to verify such calculations and the Owner Participant will make available to such firm (subject to the execution by such firm of a confidentiality agreement reasonably acceptable to the Owner Participant) the methodology and assumptions and any changes made therein pursuant to Section 3 of the Lease. In the event of a verification under clause (B) of the first sentence of this paragraph 1 the determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of the verification under clause (B) of the first sentence of this paragraph 1 unless an error adverse to Lessee is established by such firm, and if as a result of such verification process the Basic Rent is adjusted and such adjustment causes the Net Present Value of Rents to decline by 10 (ten) or more basis points or causes a material reduction in Termination Value, EBO Amount or any indemnity payment (in which event the Owner Participant shall pay the reasonable costs and expenses of such verification process). Such recalculated Basic Rent, Termination Value percentages and EBO amounts shall be set forth in a Lease Supplement or an amendment to the Lease.

           "Net Economic Return" means the Owner Participant's after-tax yield and aggregate after-tax cash flow utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Termination Value percentages and EBO Amount as of the Delivery Date.







                                                                  EXHIBIT F
                                                                         to
                                                            Lease Agreement
                                      (US Airways, Inc.  Trust No.  N7__UW)


               SCHEDULE OF DOMICILES OF PERMITTED SUBLESSEES


                Australia           Malta
                Austria             Mexico
                Bahamas             Netherlands
                Belgium             New Zealand
                Bermuda             Norway
                Brazil              People's Republic of China
                Canada              Philippines
                Denmark             Portugal
                Finland             Republic of China (Taiwan)*
                France              Singapore
                Germany             South Korea
                Grenada             Spain
                Greece              Sweden
                Iceland             Switzerland
                India               Thailand
                Ireland             Tobago
                Italy               Trinidad
                Jamaica             Turkey
                Japan               United Kingdom
                Luxembourg          Venezuela
                Malaysia


             *So long as on the date of the Sublease such country and the United States have diplomatic relations at least as good as those in effect on the Delivery Date.





                                                                  EXHIBIT G
                                                                         to
                                                            Lease Agreement
                                      (US Airways, Inc.  Trust No.  N7__UW)


                            RETURN CONDITIONS

      The portion of this Exhibit appearing below this text will be intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

           (a) Condition Upon Return. Unless purchased by Lessee pursuant to Section 19 hereof, upon the termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to Sections 9(b) or 15, unless Lessor has requested that Lessee return the Aircraft to a storage location pursuant to Section 5(b) (in which case the storage location provided in said Section 5(b) shall be deemed to be the return location), Lessee will return the Airframe to Lessor at one of Lessee's principal maintenance bases located in one of the forty-eight contiguous states of the United States chosen by Lessee, and Lessee will give Lessor at least ten (10) days prior written notice of the place of such return. At the time of such return, (i) Lessee will, at its own cost and expense, unless otherwise requested by Lessor to retain the existing registration of the Aircraft at least ninety (90) days prior to the date of return hereunder, cause the Aircraft, if it is not then so registered, to be registered under the laws of the United States with the Federal Aviation Administration in the name of the Lessor or its designee, provided that Lessee shall be relieved of its obligations under this sentence if such registration is prohibited by reason of the failure of Lessor, Owner Participant or Lessor's designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration and (ii) the Airframe will be fully equipped with the Engines (or Acceptable Alternate Engines) installed thereon. Also, at the time of such return, Lessor shall have good title to such Airframe and Engines or Acceptable Alternate Engines, and such Airframe and Engine or Acceptable Alternate Engines (A) shall be certified (or, if not then registered under the Transportation Code by reason of the proviso of clause
 (i) in the preceding sentence or because Lessor has so requested that the Aircraft not be so registered, shall hold a valid certificate of airworthiness issued by the country of registry and be eligible for certification by the Federal Aviation Administration) as an airworthy aircraft by the Federal Aviation Administration, (B) shall be free and clear of all Liens (other than Lessor Liens, Indenture Trustee's Liens and Loan Participant Liens) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements,
 (C) shall be in a regular passenger configuration, and in as good a condition as when delivered by Seller to Lessee, ordinary wear and tear excepted, and otherwise in the condition required to be maintained under Lessee's FAA-approved maintenance plan (notwithstanding any Sublease theretofore in effect), (D) in the event that Lessee (or any Sublessee then in possession of the Aircraft) shall not then be using a continuous maintenance program with respect to the Airframe immediately prior to such return but instead shall have been using a block overhaul program with respect to the Airframe, then (i) such block overhaul program shall have been approved by the government of registry of the Aircraft and (ii) the Airframe shall have remaining until the next scheduled block overhaul at least 25% of the allowable hours between block overhauls permitted under the block overhaul program then used by Lessee or such Sublessee, (E) in the event that Lessee (or any Sublessee then in possession of the Aircraft) during the period of operation of the Aircraft immediately prior to such return shall not have been using an on-condition maintenance program with respect to the Engines (or Acceptable Alternate Engines), Lessee agrees that the average number of hours or cycles of operation (whichever shall be applicable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines) on such Engines (or Acceptable Alternate Engines) remaining until the next scheduled engine heavy maintenance shall be at least 25% of the hours or cycles (whichever shall be applicable) between engine heavy maintenance allowed under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines), (F) shall have all Lessee's and any Sublessee's exterior marking removed or painted over with areas thereof refinished to match adjacent areas, and (G) shall be in a state of cleanliness suitable under Lessee's normal service standards for operation in Lessee's revenue passenger service and in all such cases the Aircraft shall not have been discriminated against whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever.

           If clause (D) of the first paragraph of this subsection (a) shall be applicable but the Airframe does not meet the conditions specified in said clause (D), Lessee shall pay or cause to be paid to Lessor, concurrently with the return thereof, a Dollar amount computed by multiplying (i) 110% of the direct cost to Lessee (based upon the direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing an airframe block overhaul of the type referred to in such clause (D) by (ii) a fraction of which (x) the numerator shall be the excess of 25% of the hours of operation allowable between such block overhauls over the actual number of hours of operation remaining on the Airframe to the next such block overhaul and (y) the denominator shall be the number of hours of operation allowable between such block overhauls in accordance with such block overhaul program.

           If clause (E) of the first paragraph of this subsection (a) shall be applicable but the Engines (or Acceptable Alternate Engines) do not meet the conditions specified in said clause (E), Lessee shall pay or cause to be paid to Lessor, concurrently with the return thereof, a Dollar amount computed by multiplying (i) 110% of the direct cost to Lessee (based upon the direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing for an engine of the same model as the Engines (or Acceptable Alternate Engines) the scheduled engine heavy maintenance under the maintenance program then used by Lessee for engines of the same model as the Engines (or Acceptable Alternate Engines) by (ii) a fraction which (x) the numerator shall be the excess of 25% of the hours or cycles (whichever is applicable) of operation of one Engine between engine heavy maintenance allowable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines) over the actual average number of hours or cycles of operation of such Engines (or Acceptable Alternate Engines) remaining until the next such scheduled engine heavy maintenance and (y) the denominator shall be the number of hours or cycles allowable between such scheduled engine heavy maintenance.

           (b) Return of the Engines. In the event that an Acceptable Alternate Engine shall be delivered with the returned Airframe as set forth in subsection (a) of this Exhibit G, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such Acceptable Alternate Engine, in form and substance satisfactory to Lessor (together with an opinion of counsel (which may be Lessee's General Counsel or other senior attorney) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that each such Acceptable Alternate Engine is free and clear of all Liens other than Lessor Liens, Loan Participant Liens and Indenture Trustee Liens), against receipt from Lessor of a bill of sale or evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of the Airframe.

           (c) Fuel and Manuals. Upon the return of the Airframe upon any termination of this Lease in accordance with subsection (a) of this Exhibit G, (i) Lessor shall pay to Lessee, the amount of Lessee's cost for any fuel or oil contained in the fuel or oil tanks of such Airframe and (ii) Lessee shall deliver or cause to be delivered to Lessor all logs, manuals and data and inspection, modification and overhaul records required to be maintained under the provisions of the Lease.




                                                                  EXHIBIT H
                                                                         to
                                                            Lease Agreement
                                      (US Airways, Inc.  Trust No.  N7__UW)


                                    INSURANCE

      The portion of this Exhibit appearing below this text will be intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.


           (a) Public Liability and Property Damage Insurance. (1) Except as provided in clause (2) of this subsection (a), and subject to self-insurance to the extent permitted by subsection (d) of this Exhibit H, Lessee will carry or cause to be carried with respect to the Aircraft at its or any Sublessee's expense (i) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury and property damage liability) insurance (exclusive of manufacturer's product liability insurance) and (ii) cargo liability insurance, (A) in an amount not less than the greater of (x) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased, and operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type as the Aircraft and (y) $300 million per occurrence, (B) of the type and covering the same risks as from time to time applicable to aircraft owned or leased and operated by Lessee of the same type as the Aircraft, and (C) which is maintained in effect with insurers of recognized reputation and responsibility; provided, however, that Lessee need not maintain such cargo liability insurance, or may maintain such cargo liability insurance in an amount less than $300 million per occurrence, so long as the amount of cargo liability insurance, if any, maintained with respect to the Aircraft is not less than the cargo liability insurance, if any, maintained for other Airbus Model A319 aircraft owned or leased and operated by Lessee.

           (2) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by subsection (d) hereof, insurance by insurers of recognized reputation and responsibility otherwise conforming with the provisions of said clause (1) except that (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability from time to time applicable to property owned or leased by Lessee of the same type as such non-operating property and which is on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or leased by Lessee of the same type as such non-operating property and which is on the ground and not in operation.

           (b)  Insurance Against Loss or Damage to the Aircraft.
 (1) Except as provided in clause (2) of this subsection (b), and subject to the provisions of subsection (d) of this Exhibit H permitting the self-insurance, Lessee shall maintain or cause to be maintained in effect, at its or any Sublessee's expense, with insurers of recognized responsibility, all-risk aircraft hull insurance covering the Aircraft and fire and extended coverage and all-risk aircraft hull insurance covering Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components; provided that such insurance shall at all times while the Aircraft is subject to this Lease be for an amount (taking into account the self-insurance to the extent permitted by subsection (d) of this Exhibit H) not less than the Termination Value for the Aircraft; provided further, that, subject to compliance with subsection (d) of this Exhibit H, such all-risk property damage insurance covering Engines and Parts temporarily removed from an Airframe or an airframe or (in the case of Parts) an Engine need be obtained only to the extent available at reasonable cost (as reasonably determined by Lessee). In the case of a Loss with respect to an engine (other than an Engine) installed on the airframe in circumstances which do not constitute an Event of Loss with respect to the Airframe, Lessor shall promptly remit any payment made to it of any insurance proceeds in respect of such Loss to Lessee or any other third party that is entitled to receive such proceeds.

           Unless an Event of Default has occurred and is continuing, all losses will be adjusted by Lessee with the insurers. As between Lessor and Lessee, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:

                (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), (i) unless such property is replaced pursuant to the last paragraph of Section 10(a), so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, as shall not exceed the Termination Value and the other amounts payable pursuant to Section 10(a) hereof shall be applied in reduction of Lessee's obligation to pay such Termination Value and other amounts payable pursuant to Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Termination Value and such other amounts payable, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee); or (ii) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

                (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or concurrently therewith will fully perform the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

           As between Lessor and Lessee, the insurance payments for any property damage loss to the Airframe or any engine not constituting an Event of Loss with respect thereto will be applied in payment for repairs or for replacement property in accordance with the terms of Sections 7 and 8, if not already paid for by Lessee (or any Sublessee), and any balance (or if already paid for by Lessee (or any Sublessee), all such insurance proceeds) remaining after compliance with such Sections with respect to such loss shall be paid to Lessee (or any Sublessee if directed by Lessee).

           (2) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to self-insurance to the extent permitted by subsection (d) of this Exhibit H, insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type as the Aircraft similarly on the ground and not in operation, provided that, subject to self-insurance to the extent permitted by subsection (d) of this Exhibit H, Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Termination Value of the Aircraft during such period that the Aircraft is on the ground and not in operation.

           (3) If Lessee (or any Sublessee) shall at any time operate or propose to operate the Aircraft, Airframe or any Engine (i) in any area of recognized hostilities or (ii) on international routes, and war-risk, hijacking or allied perils insurance is maintained by Lessee (or any Sublessee) with respect to other aircraft owned and operated by Lessee (or any Sublessee) on such routes or in such areas, Lessee shall maintain or cause to be maintained war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than the Termination Value.

           (c) Reports, etc. Lessee will furnish, or cause to be furnished, to Lessor, the Indenture Trustee, the Owner Participant and the Pass Through Trustee, on or before the Delivery Date and on each annual anniversary date of Lessee's applicable insurance, a report, signed by Lessee's regular insurance broker or any other independent firm of insurance brokers reasonably acceptable to Lessor which brokers may be in the regular employ of Lessee (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that the insurance complies with the terms hereof; provided, that all information contained in the foregoing report shall not be made available by Lessor, the Indenture Trustee or the Owner Participant or the Pass Through Trustee to anyone except (i) to prospective and permitted transferees of Lessor's, the Owner Participant's, the Indenture Trustee's or the Pass Through Trustee's interest or their respective counsel, independent certified public accountants and independent insurance brokers or other agents, who agree to hold such information confidential, (ii) to Lessor's, the Owner Participant's, the Indenture Trustee's or a Pass Through Trustee's counsel or independent certified public accountants, independent insurance brokers or agents who agree to hold such information confidential or (iii) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation; provided, however that any disclosure permitted by clause (iii) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Lessee will cause such Insurance Broker to agree to advise Lessor, the Indenture Trustee, the Owner Participant and the Pass Through Trustee in writing of any act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft and to advise in writing at least thirty (30) days (seven (7) days in the case of war risk and allied perils coverage) and ten (10) days notice with respect to the Electronic Date Recognition Exclusion Limited Coverage Endorsement, prior to the cancellation or material adverse change of any insurance maintained pursuant to Section 11, provided that if the notice period specified above is not reasonably obtainable, the Insurance Broker shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Lessee will also cause such Insurance Brokers to deliver to Lessor, the Indenture Trustee, the Owner Participant and the Pass Through Trustee, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Delivery Date except for such changes in the report or the coverage consistent with the terms hereof. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor or the Indenture Trustee may at its sole option, but shall be under no duty to, provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor or the Indenture Trustee, as Supplemental Rent, for the cost thereof to Lessor or the Indenture Trustee, as the case may be; provided, however, that no exercise by Lessor or the Indenture Trustee, as the case may be, of said option shall affect the provisions of this Lease, including the provisions of Section 14(g).

           (d) Self-Insurance. Lessee may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to subsection (b) of this Exhibit H, insuring for an amount that is less than the Termination Value of the Aircraft) the risks required to be insured against pursuant to
 Section 11 under a program applicable to all aircraft (whether owned or leased) in Lessee's fleet, but in no case shall the aggregate amount of self-insurance in regard to subsection (a) and (b) of this Exhibit H exceed for any policy year, with respect to all of the aircraft (whether owned or leased) in Lessee's fleet (including, without limitation, the Aircraft), the lesser of (i) 50% of the highest replacement value of any single aircraft in Lessee's fleet or (ii) 1-1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance, unless an insurance broker of national standing shall certify that the standard among all other major United States airlines is a higher level of self-insurance, in which case Lessee may insure the Aircraft to such higher level. In addition to the foregoing right to self-insure, Lessee (and any Sublessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible customary in the airline industry imposed by the aircraft hull or liability insurer.

           (e) Terms of Policies. Any policies of insurance carried in accordance with subsection (a) or (b) of this Exhibit H and any policies taken out in substitution or replacement for any of such policies (A) shall be amended to name the Additional Insureds as their respective interests may appear, (B) may provide for the self-insurance to the extent permitted in subsection (d) of this Exhibit H, (C) shall provide that if the insurers cancel such insurance for any reason whatever or if any material change is made in such insurance which adversely affects the interest of the Additional Insureds, or such insurance shall lapse for non-payment of premium, such cancellation, lapse or change shall not be effective as to the Additional Insureds for thirty (30) days (ten (10) days in the case of war risk and allied perils coverage) after issuance to the Additional Insureds, respectively, of written notice by such insurers of such cancellation, lapse or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (D) shall provide that in respect of the respective interests of the Additional Insureds in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or, if any Sublease is then in effect, any Sublessee) or any other Person and shall insure the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or, if any Sublease is then in effect, any Sublessee), (E) shall be primary without right of contribution from any other insurance which is carried by any Additional Insured, (F) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (G) shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured to the extent of any moneys due to any Additional Insured, and (H) shall provide that (i) in the event of a loss involving proceeds in excess of $5,000,000, the proceeds in respect of such loss up to an amount equal to the Termination Value for the Aircraft shall be payable to Lessor (or, so long as the Trust Indenture shall not have been discharged, the Indenture Trustee) (except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Lessee (or any Sublessee) shall arrange for any payment of insurance proceeds in respect of such loss to be held for the account of Lessor (or, so long as the Trust Indenture shall not have been discharged, the Indenture Trustee) whether such payment is made to Lessee (or any Sublessee) or any third party), it being understood and agreed that in the case of any payment to Lessor (or the Indenture Trustee) otherwise than in respect of an Event of Loss, Lessor (or the Indenture Trustee) shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment (and all earnings thereon) to Lessee or its order, and (ii) the entire amount of any loss involving proceeds of $5,000,000 or less or the amount of any proceeds of any loss in excess of the Termination Value for the Aircraft shall be paid to Lessee or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor or the Indenture Trustee.